PBF Energy Reports First Quarter 2019 Results, Announces Drop-down of Remaining 50% Interest in Torrance Valley Pipeline Company and Declares Dividend of $0.30 Per Share

•	First quarter income from operations of $364.6 million (excluding special items, first quarter loss from operations of $141.4 million)

•	Announces Drop-down of Remaining 50% Interest in Torrance Valley Pipeline Company for $200 million in cash proceeds

•	Declares quarterly dividend of $0.30 per share

PARSIPPANY, NJ - May 1, 2019 - PBF Energy Inc. (NYSE:PBF) today reported first quarter 2019 income from operations of $364.6 million as compared to income from operations of $95.7 million for the first quarter of 2018. Excluding special items, first quarter 2019 loss from operations was $141.4 million as compared to income from operations of $8.0 million for the first quarter of 2018. PBF Energy's financial results reflect the consolidation of PBF Logistics LP (NYSE: PBFX), a master limited partnership of which PBF indirectly owns the general partner and approximately 54.1% of the limited partner interests as of quarter-end.

The company reported first quarter 2019 net income of $241.4 million and net income attributable to PBF Energy Inc. of $229.2 million or $1.89 per share. This compares to net income of $41.8 million, and net income attributable to PBF Energy Inc. of $30.4 million or $0.27 per share for the first quarter 2018. Special items in the first quarter 2019 results, which increased net income, by a net, after-tax gain of $374.4 million, or $3.07 per share, consisted of a lower-of-cost-or-market ("LCM") inventory adjustment. Adjusted fully-converted net loss for the first quarter 2019, excluding special items, was $143.0 million, or $(1.18) per share on a fully-exchanged, fully-diluted basis, as described below, compared to an adjusted fully-converted net loss of $33.4 million or $(0.29) per share, for the first quarter 2018.

Tom Nimbley, PBF Energy's Chairman and CEO, said, “PBF made the strategic decision to advance the majority of our 2019 maintenance program into the first quarter of 2019. Consequently, first quarter results reflect both the challenging market conditions, in terms of narrow crude differentials and weak product margins, as well as the intentional shift of maintenance into this period of low refining margins. Four out of five of our refineries conducted turnarounds or significant maintenance during the quarter which reduced our overall throughput and increased expenditures.” Mr. Nimbley continued, “As a result of this shift in maintenance activity to the first quarter, our refineries are in the favorable position of being able to operate unimpeded for the remainder of the year in an improving market with an even stronger outlook.”

Drop-down transaction
On April 24, 2019, PBF Logistics LP (NYSE:PBFX) (the “Partnership” or “PBF Logistics”) announced the execution of definitive agreements for the acquisition of the remaining fifty percent interest in Torrance Valley Pipeline Company LLC (“TVPC”) from an affiliate of PBF for total consideration of approximately $200 million in cash. PBF currently anticipates closing of the transaction to occur in the second quarter, subject to customary closing conditions.

TVPC owns the 189-mile San Joaquin Valley Pipeline system with a throughput capacity of approximately 110,000 barrels per day. The system is comprised of the M55, M1 and M70 pipelines which are the primary crude gathering and transportation lines that supply PBF Energy’s Torrance refinery. The assets also include 11 pipeline stations with approximately one million barrels of combined storage capacity and truck unloading capability at two of the stations.

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.30 per share of Class A common stock on May 30, 2019, to holders of record as of May 15, 2019.

Outlook
For the second quarter 2019, we expect East Coast total throughput to average 320,000 to 340,000 barrels per day; Mid-Continent total throughput is expected to average 160,000 to 170,000 barrels per day; Gulf Coast total throughput is expected to average 190,000 to 200,000 barrels per day and West Coast total throughput is expected to average 160,000 to 170,000 barrels per day.

For the full-year 2019, we expect East Coast total throughput to average 330,000 to 350,000 barrels per day; Mid-Continent total throughput is expected to average 150,000 to 160,000 barrels per day; Gulf Coast total throughput is expected to average 190,000 to 200,000 barrels per day and West Coast total throughput is expected to average 160,000 to 170,000 barrels per day.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to Non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income, Adjusted Fully-Converted Net Income excluding special items, Adjusted Fully-Converted Net Income per fully-exchanged, fully-diluted share, Income from operations excluding special items, gross refining margin, gross refining margin excluding special items, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), EBITDA excluding special items and Adjusted EBITDA. PBF believes that Non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's Non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the Non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Wednesday, May 1, 2019, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be accessed by dialing (800) 894-5910 or (785) 424-1052, conference ID: PBFQ119. The audio replay will be available two hours after the end of the call through May 15, 2019, by dialing (800) 723-0394 or (402) 220-2649.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risks disclosed in PBF Logistics LP's SEC filings and any impact PBF Logistics LP may have on the company's credit rating, cost of funds, employees, customer and vendors; risk relating to the securities markets generally; and the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also currently indirectly owns the general partner and approximately 48.3% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except share and per share data)

	Three Months Ended
	March 31,
	2019	2018
Revenues	$5,216.2	$5,802.8

Cost and expenses:
Cost of products and other	4,209.2	5,132.1
Operating expenses (excluding depreciation and amortization expense as reflected below)	479.0	426.1
Depreciation and amortization expense	103.0	83.3
Cost of sales	4,791.2	5,641.5
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	57.6	62.8
Depreciation and amortization expense	2.8	2.7
Loss on sale of assets	—	0.1
Total cost and expenses	4,851.6	5,707.1

Income from operations	364.6	95.7

Other income (expense):
Change in fair value of catalyst leases	(3.1)	—
Interest expense, net	(39.5)	(43.2)
Other non-service components of net periodic benefit cost	(0.1)	0.3
Income before income taxes	321.9	52.8
Income tax expense	80.5	11.0
Net income	241.4	41.8
Less: net income attributable to noncontrolling interests	12.2	11.4
Net income attributable to PBF Energy Inc. stockholders	$229.2	$30.4

Net income available to Class A common stock per share:
Basic	$1.91	$0.27
Diluted	$1.89	$0.27
Weighted-average shares outstanding-basic	119,880,915	110,820,379
Weighted-average shares outstanding-diluted	122,175,744	115,193,491

Dividends per common share	$0.30	$0.30

Adjusted fully-converted net income and adjusted fully-converted net income per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net income	$231.4	$31.1
Adjusted fully-converted net income per fully exchanged, fully diluted share	$1.89	$0.27
Adjusted fully-converted shares outstanding - diluted (Note 6)	122,175,744	115,193,491

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in millions, except share and per share data)

		Three Months Ended
RECONCILIATION OF NET INCOME TO ADJUSTED FULLY-CONVERTED NET INCOME AND ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) EXCLUDING SPECIAL ITEMS (Note 1)		March 31,
		2019	2018
Net income attributable to PBF Energy Inc. stockholders		$229.2	$30.4
Less:	Income allocated to participating securities	0.1	0.2
Income available to PBF Energy Inc. stockholders - basic		229.1	30.2
Add:	Net income attributable to noncontrolling interest (Note 2)	3.1	1.3
Less:	Income tax expense (Note 3)	(0.8)	(0.4)
Adjusted fully-converted net income		$231.4	$31.1
Special Items (Note 4):
Add:	Non-cash LCM inventory adjustment	(506.0)	(87.7)
Less:	Recomputed income taxes on special items	131.6	23.2
Adjusted fully-converted net income (loss) excluding special items		$(143.0)	$(33.4)

Weighted-average shares outstanding of PBF Energy Inc.		119,880,915	110,820,379
Conversion of PBF LLC Series A Units (Note 5)		1,206,325	3,535,140
Common stock equivalents (Note 6)		1,088,504	837,972
Fully-converted shares outstanding - diluted		122,175,744	115,193,491

Adjusted fully-converted net income per fully exchanged, fully diluted shares outstanding		$1.89	$0.27

Adjusted fully-converted net loss excluding special items per fully exchanged, fully diluted shares outstanding (Note 4, 6)		$(1.18)	$(0.29)

		Three Months Ended
RECONCILIATION OF INCOME FROM OPERATIONS TO INCOME (LOSS) FROM OPERATIONS EXCLUDING SPECIAL ITEMS		March 31,
		2019	2018
Income from operations		$364.6	$95.7
Special Items (Note 4):
Add:	Non-cash LCM inventory adjustment	(506.0)	(87.7)
Income (loss) from operations excluding special items		$(141.4)	$8.0

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 7)
(Unaudited, in millions)

		Three Months Ended
		March 31,
RECONCILIATION OF NET INCOME TO EBITDA AND EBITDA EXCLUDING SPECIAL ITEMS		2019	2018
Net income		$241.4	$41.8
Add:	Depreciation and amortization expense	105.8	86.0
Add:	Interest expense, net	39.5	43.2
Add:	Income tax expense	80.5	11.0
EBITDA		$467.2	$182.0
Special Items (Note 4):
Add:	Non-cash LCM inventory adjustment	(506.0)	(87.7)
EBITDA excluding special items		$(38.8)	$94.3

		Three Months Ended
		March 31,
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA		2019	2018
EBITDA		$467.2	$182.0
Add:	Stock-based compensation	8.0	5.1
Add:	Net non-cash change in fair value of catalyst leases	3.1	—
Add:	Non-cash LCM inventory adjustment (Note 4)	(506.0)	(87.7)
Adjusted EBITDA		$(27.7)	$99.4

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in millions)

	March 31,	December 31,
	2019	2018
Balance Sheet Data:
Cash and cash equivalents	$418.3	$597.3
Inventories	2,566.5	1,865.8
Total assets	9,126.1	8,005.4
Total debt	2,191.0	1,933.7

Total equity	3,446.8	3,248.5
Total equity excluding special items (Note 4, 13)	$3,375.6	$3,551.7

Total debt to capitalization ratio (Note 13)	39%	37%
Total debt to capitalization ratio, excluding special items (Note 13)	39%	35%
Net debt to capitalization ratio (Note 13)	34%	29%
Net debt to capitalization ratio, excluding special items (Note 13)	34%	27%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in millions)

	Three Months Ended March 31,
	2019	2018
Cash flows used in operating activities	$(149.9)	$(85.4)
Cash flows used in investing activities	(260.6)	(93.3)
Cash flows provided by (used in) financing activities	231.5	(31.3)
Net decrease in cash and cash equivalents	(179.0)	(210.0)
Cash and cash equivalents, beginning of period	597.3	573.0
Cash and cash equivalents, end of period	$418.3	$363.0

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 8)
(Unaudited, in millions)

	Three Months Ended March 31, 2019
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$5,208.7	$78.8	$—	$(71.3)	$5,216.2
Depreciation and amortization expense	94.3	8.7	2.8	—	105.8
Income (loss) from operations (Note 14)	389.5	34.2	(54.4)	(4.7)	364.6
Interest expense, net	0.5	12.1	26.9	—	39.5
Capital expenditures	247.1	11.2	2.3	—	260.6

	Three Months Ended March 31, 2018
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$5,799.1	$64.7	$—	$(61.0)	$5,802.8
Depreciation and amortization expense	76.7	6.6	2.7	—	86.0
Income (loss) from operations (Note 14)	127.0	33.9	(61.2)	(4.0)	95.7
Interest expense, net	1.9	9.9	31.4	—	43.2
Capital expenditures	88.3	4.0	1.0	—	93.3

	Balance at March 31, 2019
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (Note 15)	$8,158.2	$957.2	$54.6	$(43.9)	$9,126.1

	Balance at December 31, 2018
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (Note 15)	$6,988.0	$956.4	$98.1	$(37.1)	$8,005.4

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited)

	Three Months Ended
	March 31,
Market Indicators (dollars per barrel) (Note 9)	2019	2018
Dated Brent crude oil	$63.26	$66.90
West Texas Intermediate (WTI) crude oil	$54.87	$62.90
Light Louisiana Sweet (LLS) crude oil	$62.38	$65.84
Alaska North Slope (ANS) crude oil	$64.39	$67.20
Crack Spreads:
Dated Brent (NYH) 2-1-1	$9.85	$12.80
WTI (Chicago) 4-3-1	$12.33	$11.78
LLS (Gulf Coast) 2-1-1	$9.89	$12.84
ANS (West Coast) 4-3-1	$13.54	$16.42
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$8.39	$4.00
Dated Brent less Maya (heavy, sour)	$4.50	$9.15
Dated Brent less WTS (sour)	$9.55	$5.40
Dated Brent less ASCI (sour)	$2.35	$4.57
WTI less WCS (heavy, sour)	$9.96	$26.06
WTI less Bakken (light, sweet)	$(0.25)	$1.04
WTI less Syncrude (light, sweet)	$(0.04)	$0.30
WTI less LLS (light, sweet)	$(7.51)	$(2.94)
WTI less ANS (light, sweet)	$(9.52)	$(4.30)
Natural gas (dollars per MMBTU)	$2.87	$2.79

Key Operating Information
Production (barrels per day ("bpd") in thousands)	737.7	803.0
Crude oil and feedstocks throughput (bpd in thousands)	743.1	799.6
Total crude oil and feedstocks throughput (millions of barrels)	66.9	72.0
Consolidated gross margin per barrel of throughput	$6.35	$2.26
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$6.38	$7.26
Refinery operating expense, per barrel of throughput (Note 11)	$6.78	$5.72
Crude and feedstocks (% of total throughput) (Note 12)
Heavy	32%	34%
Medium	32%	35%
Light	24%	20%
Other feedstocks and blends	12%	11%
Total throughput	100%	100%
Yield (% of total throughput)
Gasoline and gasoline blendstocks	46%	51%
Distillates and distillate blendstocks	32%	31%
Lubes	1%	1%
Chemicals	2%	2%
Other	18%	15%
Total yield	99%	100%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Supplemental Operating Information - East Coast (Delaware City and Paulsboro)
Production (bpd in thousands)	299.7	329.6
Crude oil and feedstocks throughput (bpd in thousands)	305.0	332.9
Total crude oil and feedstocks throughput (millions of barrels)	27.5	30.0
Gross margin per barrel of throughput	$1.16	$1.23
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$3.35	$6.47
Refinery operating expense, per barrel of throughput (Note 11)	$6.37	$5.16
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	25%	23%
Medium	52%	52%
Light	4%	10%
Other feedstocks and blends	19%	15%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	43%	48%
Distillates and distillate blendstocks	31%	32%
Lubes	3%	3%
Chemicals	1%	1%
Other	20%	15%
Total yield	98%	99%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	150.2	125.0
Crude oil and feedstocks throughput (bpd in thousands)	148.0	122.9
Total crude oil and feedstocks throughput (millions of barrels)	13.3	11.1
Gross margin per barrel of throughput	$15.22	$0.12
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$12.28	$8.22
Refinery operating expense, per barrel of throughput (Note 11)	$5.55	$6.19
Crude and feedstocks (% of total throughput) (Note 12):
Medium	29%	37%
Light	70%	62%
Other feedstocks and blends	1%	1%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	53%	60%
Distillates and distillate blendstocks	36%	32%
Chemicals	6%	5%
Other	6%	5%
Total yield	101%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	165.0	167.1
Crude oil and feedstocks throughput (bpd in thousands)	164.6	169.2
Total crude oil and feedstocks throughput (millions of barrels)	14.8	15.2
Gross margin per barrel of throughput	$4.48	$0.06
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$3.33	$4.45
Refinery operating expense, per barrel of throughput (Note 11)	$5.89	$5.01
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	34%	41%
Medium	16%	19%
Light	37%	32%
Other feedstocks and blends	13%	8%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	40%	40%
Distillates and distillate blendstocks	35%	33%
Chemicals	2%	1%
Other	23%	25%
Total yield	100%	99%

Supplemental Operating Information - West Coast (Torrance)
Production (bpd in thousands)	122.8	181.3
Crude oil and feedstocks throughput (bpd in thousands)	125.5	174.6
Total crude oil and feedstocks throughput (millions of barrels)	11.3	15.7
Gross margin per barrel of throughput	$7.42	$5.26
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$10.76	$10.81
Refinery operating expense, per barrel of throughput (Note 11)	$10.40	$7.13
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	82%	80%
Medium	8%	4%
Other feedstocks and blends	10%	16%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	51%	60%
Distillates and distillate blendstocks	24%	28%
Other	23%	16%
Total yield	98%	104%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 10)
(Unaudited, in millions, except per barrel amounts)

	Three Months Ended		Three Months Ended
	March 31, 2019		March 31, 2018
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$5,216.2	$77.99	$5,802.8	$80.64
Less: Cost of Sales	4,791.2	71.64	5,641.5	78.38
Consolidated gross margin	$425.0	$6.35	$161.3	$2.26
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$425.0	$6.35	$161.3	$2.26
Add: PBFX operating expense	29.9	0.45	18.0	0.25
Add: PBFX depreciation expense	8.7	0.13	6.5	0.08
Less: Revenues of PBFX	(78.8)	(1.18)	(64.0)	(0.89)
Add: Refinery operating expense	453.4	6.78	411.4	5.72
Add: Refinery depreciation expense	94.3	1.41	76.8	1.07
Gross refining margin	$932.5	$13.94	$610.0	$8.49
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	(506.0)	(7.56)	(87.7)	(1.23)
Gross refining margin excluding special items	$426.5	$6.38	$522.3	$7.26

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare our results across the periods presented and facilitates an understanding of our operating results. We also use these measures to evaluate our operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 2 through 6.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC ("PBF LLC") other than PBF Energy Inc., as if such members had fully exchanged their PBF LLC Series A Units for shares of PBF Energy's Class A common stock.

(3) Represents an adjustment to reflect our estimated annualized statutory corporate tax rate of approximately 26.0% and 26.4% for the 2019 and 2018 periods, respectively, applied to net income attributable to noncontrolling interests for all periods presented. The adjustment assumes the full exchange of existing PBF LLC Series A Units as described in footnote 2.

(4) The Non-GAAP measures presented include adjusted fully-converted net income (loss) excluding special items, income (loss) from operations excluding special items, EBITDA excluding special items and gross refining margin excluding special items. Special items presented for the three months ended March 31, 2019 and 2018 relate to a lower of cost or market ("LCM") inventory adjustment, as discussed further below. Additionally, the cumulative effects of all prior period special items on equity are shown in footnote 13.

Although we believe that Non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for useful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

Special Items:

LCM inventory adjustment - LCM is a GAAP requirement related to inventory valuation that mandates inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using last-in, first-out ("LIFO") inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM inventory adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period.

The following table includes the LCM inventory reserve as of each date presented (in millions):

	2019	2018
January 1,	$651.8	$300.5
March 31,	145.8	212.8

The following table includes the corresponding impact of changes in the LCM inventory reserve on income from operations and net income for the periods presented (in millions):

	Three Months Ended March 31,

	2019	2018
Net LCM inventory adjustment benefit in income from operations	$506.0	$87.7
Net LCM inventory adjustment benefit in net income	374.4	64.5

(5) Represents an adjustment to weighted-average diluted shares outstanding to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2 above.

(6) Represents weighted-average diluted shares outstanding assuming the conversion of all common stock equivalents, including options and warrants for PBF LLC Series A Units and performance share units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive) for the three months ended March 31, 2019 and 2018, respectively. Common stock equivalents exclude the effects of options and warrants to purchase 5,111,617 and 3,982,000 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three months ended March 31, 2019 and 2018, respectively. For periods showing a net loss, all common stock equivalents are considered anti-dilutive.

(7) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with GAAP. Adjusted EBITDA is defined as EBITDA before adjustments for items such as stock-based compensation expense, the non-cash change in the fair value of catalyst leases, the write down of inventory to the LCM, changes in the liability for Tax Receivable Agreement due to factors out of PBF Energy’s control such as changes in tax rates, debt extinguishment costs related to refinancing activities, and certain other non-cash items. We use these Non-GAAP financial measures as a supplement to our GAAP results in order to provide additional metrics on factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(8) We operate in two reportable segments: Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of March 31, 2019, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, New Orleans, Louisiana and Torrance, California. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), a growth-oriented master limited partnership which owns or leases, operates, develops and acquires crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX's assets primarily consist of rail and truck terminals and unloading racks, storage facilities and pipelines, a substantial portion of which were acquired from or contributed by PBF LLC and are located at, or nearby, our refineries. PBFX provides various rail, truck and marine terminaling services, pipeline transportation services and storage services to PBF Holding and/or its subsidiaries and third party customers through fee-based commercial agreements.

PBFX currently does not generate significant third party revenue and intersegment related-party revenues are eliminated in consolidation. From a PBF Energy perspective, our chief operating decision maker evaluates the Logistics segment as a whole without regard to any of PBFX’s individual operating segments.

(9) As reported by Platts.

(10) Gross refining margin and gross refining margin per barrel of throughput are Non-GAAP measures because they exclude refinery operating expenses, depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and provide useful information to investors because gross refining margin per barrel is a helpful metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Gross refining margin and gross refining margin per barrel of throughput have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(11) Represents refinery operating expenses, including corporate-owned logistics assets, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(12) We define heavy crude oil as crude oil with American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(13) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement that management believes is useful to investors in analyzing our leverage. Net debt and the net debt to capitalization ratio are Non-GAAP measures. Net debt is calculated by subtracting cash and cash equivalents from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Additionally, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	March 31,	December 31,
	2019	2018
	(in millions)
Total debt	$2,191.0	$1,933.7
Total equity	3,446.8	3,248.5
Total capitalization	$5,637.8	$5,182.2

Total debt	$2,191.0	$1,933.7
Total equity excluding special items	3,375.6	3,551.7
Total capitalization excluding special items	$5,566.6	$5,485.4

Total equity	$3,446.8	$3,248.5
Special Items (Note 4)
Add: Non-cash LCM inventory adjustment	145.8	651.8
Add: Change in Tax Receivable Agreement liability	(290.4)	(290.4)
Add: Debt extinguishment costs	25.5	25.5
Add: Gain on Torrance land sale	(43.8)	(43.8)
Add: Early railcar return expense	52.3	52.3
Less: Recomputed income taxes on special items	19.2	(112.4)
Add: Net tax expense on TCJA related special items	20.2	20.2
Net impact of special items to equity	(71.2)	303.2
Total equity excluding special items	$3,375.6	$3,551.7

Total debt	$2,191.0	$1,933.7
Less: Cash and cash equivalents	418.3	597.3
Net Debt	$1,772.7	$1,336.4

Total debt to capitalization ratio	39%	37%
Total debt to capitalization ratio, excluding special items	39%	35%
Net debt to capitalization ratio	34%	29%
Net debt to capitalization ratio, excluding special items	34%	27%

(14) The Logistics segment includes 100% of the income from operations of the Torrance Valley Pipeline Company LLC ("TVPC"), as TVPC is consolidated by PBFX. PBFX records net income attributable to noncontrolling interest for the 50% equity interest in TVPC held by PBF Holding. PBF Holding (included in the Refining segment) records equity income in investee related to its 50% noncontrolling ownership interest in TVPC. For the purposes of the consolidated PBF Energy financial statements, PBF Holding's equity income in investee and PBFX's net income attributable to noncontrolling interest eliminate in consolidation.

(15) The Logistics segment includes 100% of the assets of TVPC as TVPC is consolidated by PBFX. PBFX records a noncontrolling interest for the 50% equity interest in TVPC held by PBF Holding. PBF Holding (included in the Refining segment) records an equity investment in TVPC reflecting its noncontrolling ownership interest. For the purposes of the consolidated PBF Energy financial statements, PBFX's noncontrolling interest in TVPC and PBF Holding's equity investment in TVPC eliminate in consolidation.